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Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MCI Communications Corporation ("MCI") of our report dated April 9, 1998 which appears on page 33 of MCI's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is included as Exhibit 99 (c) to the Current Report, which is incorporated by reference in MCI's Annual Report on Form 10-K for the year ended December 31, 1997.



Pricewaterhouse Coopers LLP



Washington, D.C.
August 27, 1998